EXHIBIT 4.10

         THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of October 28, 2004, by and among the parties listed on Schedule A hereto (each a "Surviving Guarantor" and collectively, the "Surviving Guarantors") and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor to BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, in connection with (i) the transfers of all of the assets, if any, of certain Guarantors (each a "Transferor Guarantor") to certain other Guarantors (each a "Transferee Guarantor" and collectively, the "Transferee Guarantors") and (ii) the mergers of certain Guarantors (each a "Merged Guarantor") with and into certain other Guarantors (each a "Surviving Guarantor" and collectively, the "Surviving Guarantors"), each of the Transferee Guarantors and the Surviving Guarantors is executing and delivering this Sixth Supplemental Indenture to affirm its obligations under the Indenture (as defined on Exhibit A attached hereto) pursuant to Section 5.01 thereof; and

         WHEREAS, the consent of Holders to the execution and delivery of this Sixth Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Sixth Supplemental Indenture have been taken.

         NOW, THEREFORE IT IS AGREED:

         SECTION 1. DEFINITIONS. Capitalized terms used in this Sixth Supplemental Indenture and not otherwise defined herein (including Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture.

         SECTION 2. JOINDER. Each Surviving Guarantor agrees that by its entering into this Sixth Supplemental Indenture, such Surviving Guarantor hereby ratifies, approves and confirms in all respects its obligations under the Original Indenture both in its own capacity and as successor to its respective Transferor Guarantor or Merged Guarantor, as the case may be.

         SECTION 3. RATIFICATION OF INDENTURE. This Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 4. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 5. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Sixth Supplemental Indenture by each Surviving Guarantor shall bind each such Surviving Guarantor's successors and assigns, whether so expressed or not.

         SECTION 6. SEPARABILITY CLAUSE. In case any one or more of the provisions contained in this Sixth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 7. GOVERNING LAW. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Sixth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Sixth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 8. COUNTERPARTS. This Sixth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 9. ROLE OF TRUSTEE. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first above written.



                                           THE SURVIVING GUARANTORS NAMED ON
                                           SCHEDULE A HERETO,
                                           as Guarantors


                                           By: Joseph R. Sicree
                                               ------------------------------
                                               Name: Joseph R. Sicree
                                               Title: Designated Officer


J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee


By: Nan L. Packard
    Name: Nan L. Packard
    Title: Assistant Vice President

                                   SCHEDULE A
                                   ----------


1. Golf II Country Club Estates at Moorpark LLC, a California limited liability company.

2.   Hawthorne Woods Country Club II LLC, an Illinois limited liability company.

3.   Silverman-Toll Limited Partnership, a Michigan limited partnership.

4.   Hunterdon Ridge, L.P., a New Jersey limited partnership.

5. 60 Industrial Parkway Cheektowaga, LLC, a New York limited liability company.

6.   Blue Bell Country Club, L.P., a Pennsylvania limited partnership.

7.   Franklin Oaks Limited Partnership, a Massachusetts limited partnership.

8.   Toll Northville Golf Limited Partnership, a Michigan limited partnership.

9.   Toll Bros., Inc., a Pennsylvania corporation.

10.  Toll PA IV, L.P., a Pennsylvania limited partnership.

                                    EXHIBIT A
                                    ---------

         For purposes of this Sixth Supplemental Indenture, the term "Indenture" shall mean that certain Indenture dated as of November 22, 2002 (the "Original Indenture") by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 6.875% Senior Notes due 2012 (the "6.875% Senior Notes") by Toll Brothers Finance Corp. (the "Issuer") and the issuance of related guarantees by Toll Brothers, Inc. (the "Company") and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 22, 2002; (ii) the First Supplemental Indenture dated May 1, 2003 (the "First Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, thereby became Guarantors) and the Trustee; (iii) the Authorizing Resolutions related to the issuance of $250,000,000 aggregate principal amount of 5.95% Senior Notes due 2013 (the "5.95% Senior Notes") by the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of September 3, 2003; (iv) the Second Supplemental Indenture dated November 3, 2003 (the "Second Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, thereby became Guarantors) and the Trustee; (v) the Third Supplemental Indenture dated January 26, 2004 (the "Third Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, thereby became Guarantors) and the Trustee; (vi) the Fourth Supplemental Indenture dated March 1, 2004 (the "Fourth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, thereby became Guarantors) and the Trustee; (vii) the Authorizing Resolutions related to the issuance of $300,000,000 aggregate principal amount of 4.95% Senior Notes due 2014 (the "4.95% Senior Notes") by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of March 9, 2004; and (viii) the Fifth Supplemental Indenture dated September 20, 2004 (the "Fifth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, thereby became Guarantors) and the Trustee, and as may be further supplemented (including by this Sixth Supplemental Indenture) and/or amended.